                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     / /  Preliminary Proxy Statement

     / /  Confidential,  for Use of the  Commission  Only (as  permitted by Rule
          14a-6(e)(2))

     / /  Definitive Proxy Statement

     /X/  Definitive Additional Materials

     / /  Soliciting Material Under Rule 14a-12

                             THE TOPPS COMPANY, INC.
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                (Name of Registrant as Specified in Its Charter)

                       PEMBRIDGE VALUE OPPORTUNITY FUND LP
                        PEMBRIDGE CAPITAL MANAGEMENT LLC
                       CRESCENDO PARTNERS II L.P. SERIES Y
                          CRESCENDO INVESTMENTS II, LLC
                             CRESCENDO ADVISORS LLC
                                 ERIC ROSENFELD
                                 TIMOTHY E. BROG
                                  ARNAUD AJDLER
                                  JOHN J. JONES
                           TOPPS FULL VALUE COMMITTEE
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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          0-11.

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed
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previously.  Identify the previous filing by registration  statement  number, or
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     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

                                      -2-

     On June 23,  2006,  the  Topps  Full  Value  Committee  (the  "Committee"),
together  with the other  participants  (as defined  below),  made a  definitive filing with the Securities and Exchange  Commission ("SEC") of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of its slate of director nominees and certain business proposals at the 2006 annual meeting of  stockholders  scheduled  to be held July 28, 2006 (the "2006  Annual
Meeting") of The Topps Company, Inc., a Delaware corporation (the "Company").

     Item 1: On July 11, 2006, the Committee issued the following press release:

FOR IMMEDIATE RELEASE

Tuesday, July 11, 2006

                  TOPPS FULL VALUE COMMITTEE DELIVERS LETTER TO
                               TOPPS' STOCKHOLDERS

          New York,  NY,  July 11, 2006 - Citing  that The Topps  Company,  Inc.
(Nasdaq:  TOPP) Board has overseen a dramatic deterioration of the operations of the  business,  a lagging  stock price and  significant  erosion to  stockholder value,  the Topps Full Value Committee  delivered the following letter to Topps'
stockholders on Monday, July 10, 2006.

                           TOPPS FULL VALUE COMMITTEE
                          708 THIRD AVENUE, 22ND FLOOR
                            NEW YORK, NEW YORK 10017
                                 (212) 557-6150

                                                                   July 10, 2006
Fellow Topps Stockholders:

                             IT IS TIME FOR A CHANGE

     Over the last five years, Topps' Board of Directors has overseen a dramatic deterioration  of the  operations  of the  business  and a lagging  stock price.
During that time period, the Topps Board, in our opinion,  failed to take action to overhaul management and to reduce the Company's cost structure.  Instead, the very  Board that was  elected  to  represent  our best  interests  has doled out excessive salary and bonuses to the Chairman and Chief Executive Officer, Arthur
Shorin.

               FAILURE TO MAXIMIZE FULL VALUE OF THE BAZOOKA BRAND

     A perfect  example of such  deterioration  under the  Board's  watch is the failure to maximize the full value of the iconic  Bazooka brand over the past 20 years.  Bazooka and other gum products  sales were $26.2  million in fiscal year
1985.  Twenty-one  years later, gum sales were down more than 60% to $10 million

                                      -3-

in fiscal  year 2006.  But don't  just take it from us.  Paul  Cherrie,  a Topps
Managing   Director   stated  publicly  that  "We've  almost  missed  an  entire generation." Scott Silverstein, the President and Chief Operating Officer of the
Company and the son-in-law of Arthur Shorin, admitted on a January 2006 earnings conference  call that the reason why Topps does not  currently  sell its Bazooka gum to  warehouse  shopping  clubs,  such as Costco and Sam's Club,  is that the clubs'  retail  price  for  bubble  gum was LESS  than  the  cost  for  Topps to manufacture its gum.  ADVERTISINGAGE reported recently that "Bazooka disappeared from the airwaves and virtually all other forms of  communication  over the last decade."  It seems  to us that the  Bazooka  brand  is not the only  thing  that disappeared  during this time.  Where was the Board and  management  when Topps'
manufacturing costs made Bazooka so uncompetitive?

                             ACQUISITION OF WIZKIDS

     Another example of poor  management and capital  allocation is the purchase of WizKids for  approximately  $29 million in July 2003. During the recent first quarter  conference call,  Topps' CFO stated that "the sales softness at WizKids was a key factor in the decline in the entertainment  segment's margins" and "as for  WizKids,  the  market  remains  a  difficult  one  and  we  are  responding appropriately  by  focusing  in on smaller  core  product  lines and  downsizing accordingly." Mr. Weisman,  the co-founder and CEO of WizKids, was terminated in
June 2006.

      PROMISES, PROMISES AND MORE PROMISES - WE HAVE HEARD THEM ALL BEFORE

     The Company is now asking you to trust its "strategic plan." After years of dismal operating  performance and poor corporate  governance,  can you afford to believe what the Topps Board and  management  are now telling you?  Given Topps'
recent track record, we have no confidence that this Board can create or enhance stockholder value. Here are some quotes from prior annual reports,  illustrating management's unfulfilled promises:

TOPPS ANNUAL REPORT PUBLISHED MAY 2002

"Fiscal 2003 is going to be a year of strategic  investment...for  future growth and profitability."

TOPPS ANNUAL REPORT PUBLISHED MAY 2003

 "We took the steps necessary to bring staffing,  costs and marketing plans more in line with reality."

TOPPS ANNUAL REPORT PUBLISHED MAY 2004

"In the U.S., we restructured our sports business early in the year, paring down the product line to focus on the more profitable  releases and reducing overhead costs by over $1.5 million on an annualized basis."

             LET'S LOOK AT THE FACTS - THE TOPPS BOARD HAS OVERSEEN
                    SIGNIFICANT EROSION TO STOCKHOLDER VALUE

     o    Over the last five years,  Income from Operations  fell  significantly from  approximately  $36.6  million  in fiscal  year 2002 to a LOSS of approximately $2.3 million in fiscal year 2006. However,  this did not stop the Board from authorizing  increases in salaries and bonuses for management during these five years.

     o    The  Company  has been so poorly  managed  that  gross  margin is at a ten-year  low while SG&A  expenses as a  percentage  of sales are at a ten-year  high.

                                      -4-

           OUR NOMINEES CAN MAKE A DIFFERENCE AND THEY DO HAVE A PLAN

     The Topps Board is telling you that the  Committee  does not have a plan to enhance  stockholder  value.  We believe  the real story is the Topps  directors simply do not want three  independent  directors  on their  board who will press them to align  compensation with stockholders'  interests,  to eliminate related party dealings,  to allocate  capital more efficiently and to hire an investment bank to explore  strategic  alternatives,  all with the  objective  of enhancing operating  performance  and  enhancing  the value of the  Company for all of its stockholders.  The  Committee  believes that its nominees will be able to make a tremendous  difference because their election will send a very strong message to the existing Board and management that  stockholders  want change and the status quo is not acceptable. Our nominees - Timothy Brog, Arnaud Ajdler and John Jones have complementary  skills and business  experience to contribute to this Board.
They have relevant M&A, business development and corporate governance experience that will benefit the current Board.  Our plan contains a two-pronged  approach, one of which is Strategic and the other Operational:

EXPLORE ALL STRATEGIC ALTERNATIVES

     o    Hire an  investment  bank to  explore  the  sale of all or part of the
          Company  in a tax  efficient  manner
     o    Allocate  capital  in a  more efficient manner
     o    Significant repurchase of Topps' stock either in the open market or as part of a self-tender offer
     o    Distribute a large special dividend

OPERATIONAL IMPROVEMENTS

     o    Significantly reduce the Company's cost structure
     o    Reduce   executive   compensation   and  tie  bonuses  to  significant
          improvements in operations

                             IT IS TIME FOR A CHANGE

                 TO PROTECT YOUR INVESTMENT, PLEASE SIGN, DATE,
                 AND RETURN THE ENCLOSED GOLD PROXY CARD TODAY!

     If you have any  questions or need  assistance  voting your shares,  please call D.F. King & Co., Inc. who is assisting us in this solicitation,  TOLL FREE, at (800) 628-8532.

Thank you for your support,

Timothy Brog and Eric Rosenfeld
Topps Full Value Committee

                 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

THE TOPPS FULL VALUE COMMITTEE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
("SEC") ON JUNE 23, 2006 A DEFINITIVE  PROXY  STATEMENT  AND  ACCOMPANYING  GOLD
PROXY  CARD,  TO BE USED TO  SOLICIT  VOTES  FOR THE  ELECTION  OF ITS  SLATE OF

                                      -5-

DIRECTOR  NOMINEES  AND CERTAIN  BUSINESS  PROPOSALS  FOR USE AT THE 2006 ANNUAL
MEETING. THE COMMITTEE STRONGLY ADVISES ALL TOPPS STOCKHOLDERS TO READ THE PROXY
STATEMENTS  AND OTHER PROXY  MATERIALS  AS THEY BECOME  AVAILABLE  BECAUSE  THEY
CONTAIN IMPORTANT INFORMATION.

STOCKHOLDERS  WILL BE ABLE TO OBTAIN  FREE COPIES OF THE PROXY  STATEMENT  FILED
WITH THE SEC BY THE TOPPS FULL VALUE COMMITTEE THROUGH THE WEBSITE MAINTAINED BY
THE SEC AT  WWW.SEC.GOV.  IN  ADDITION,  INVESTORS  WILL BE ABLE TO OBTAIN  FREE
COPIES OF THE PROXY  STATEMENT FROM THE TOPPS FULL VALUE COMMITTEE BY CONTACTING
TIMOTHY BROG,  PEMBRIDGE  CAPITAL,  708 THIRD  AVENUE,  NEW YORK, NY 10017 OR BY
CALLING D.F. KING & CO., INC. AT (800) 628-8532.

THE PARTICIPANTS IN THE PROXY  SOLICITATION ARE PEMBRIDGE VALUE OPPORTUNITY FUND
LP, A DELAWARE LIMITED PARTNERSHIP, PEMBRIDGE CAPITAL MANAGEMENT LLC, A DELAWARE
LIMITED LIABILITY COMPANY,  TIMOTHY E. BROG, CRESCENDO PARTNERS II, L.P., SERIES
Y, A DELAWARE  LIMITED  PARTNERSHIP,  CRESCENDO  INVESTMENTS II, LLC, A DELAWARE
LIMITED LIABILITY COMPANY,  CRESCENDO ADVISORS LLC, A DELAWARE LIMITED LIABILITY
COMPANY, ERIC ROSENFELD, ARNAUD AJDLER AND JOHN J. JONES.
INFORMATION  CONCERNING THE PARTICIPANTS AND THEIR INTERESTS IN THE SOLICITATION
IS SET FORTH IN THE PROXY STATEMENT FILED WITH THE SEC.

                                    * * * * *

Contacts:

Timothy Brog                                 Eric Rosenfeld
Pembridge Value Opportunity Fund LP          Crescendo Partners II L.P, Series Y
(212) 557-6150                               (212) 319-7676

                                      -6-